Exhibit 10.1

March 10, 2017

Propanc Health Group Corporation

302/6 Butler Street

Camberwell, VIC, 3124 Australia

Attn: James Nathanielsz

Re: Maturity Date Extension Agreement

Gentlemen:

Delafield Investments Limited (“Delafield”) and Propanc Health Group Corporation (the “Company”) are parties to certain transaction documents (the “Transaction Documents”), including that certain Securities Purchase Agreement, dated as of October 28, 2015, as amended on March 11, 2016 by an addendum and on July 1, 2016 and August 3, 2016 by separate letter agreements (the “Securities Purchase Agreement”), and a debenture in the principal amount of $4,400,000 dated October 28, 2015 (as amended, the “Debenture”) and due on February 28, 2017. Capitalized terms used herein and not defined have the meanings given them in the Securities Purchase Agreement and the Debenture.

By the signature of your authorized representative below, and for good and valuable consideration, the value and receipt of which is hereby acknowledged, the parties agree as follows:

1.	The Maturity Date shall be extended from February 28, 2017 to September 30, 2017.
2.	From the period beginning on February 28, 2017 through and including September 30, 2017, the Company shall pay interest to Delafield on the aggregate unconverted and then outstanding principal amount of the Debenture pursuant to the terms of the Debenture.
3.	Delafield hereby agrees to waive compliance by the Company with Section 8 of the Debenture regarding payment by the Company of the outstanding obligations due under the Debenture on February 28, 2017. This waiver is a one-time waiver only and shall not be deemed to constitute an agreement by Delafield to waive any other Event of Default which may exist as of the date hereof.

Except as expressly set forth herein, all of the terms and conditions in the Transaction Documents remain unchanged and are in full force and effect.

This letter agreement may be executed and delivered via facsimile or other electronic means with the same force and effect as if an original were executed and may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures hereto were upon the same instrument.

40 Wall Street | New York, NY | 10005

p. 347.491.4240 | f. 646.737.9948

Please acknowledge your agreement with the foregoing by executing this letter in the space indicated below and returning the same to the undersigned.

Sincerely,

Delafield Investments Limited

By:	/s/ James Keyes
	Name:	James Keyes
	Title:	Director

By:	/s/ Michael Abitebol
	Name:	Michael Abitebol
	Title:	Director

Acknowledged, Confirmed and Agreed To:

Propanc Health Group Corporation

By:	/s/ James Nathanielsz
Name: James Nathanielsz
Title: President and Chief Executive Officer

40 Wall Street | New York, NY | 10005

p. 347.491.4240 | f. 646.737.9948